NAUTILUS, INC. ANNOUNCES PLANS TO CHANGE CORPORATE NAME TO BOWFLEX INC.

Company to also change NYSE ticker to BFX, effective November 1

VANCOUVER, Wash., October 19, 2023 /PR Newswire/ -- Nautilus, Inc. (NYSE: NLS) announced today plans to change its corporate name to BowFlex Inc., reflecting a focus on the Company’s strongest consumer brand, and continued execution of its growth transformation strategy, North Star.

“In the last few decades, BowFlex has become a powerful brand in our portfolio, recognized for quality and innovative strength and cardio equipment,” commented Jim Barr, Chief Executive Officer and Director. “Our new corporate identity better represents our unique position in connected at-home fitness equipment and reinforces our focus to help people build inner and outer strength. We’re gearing up for an exciting fitness season as we introduce a pipeline of new products this holiday season and continue to position our Company to capitalize on the enduring shift to home fitness.”

The Company expects the corporate name change to be effective November 1, 2023. In tandem, the Company also intends to change its ticker symbol on the New York Stock Exchange from “NLS” to “BFX” effective on November 1, 2023. BowFlex Inc. will be led by the current management team and will continue its mission of fueling the joy of movement in thousands of people worldwide daily.

The corporate name and ticker symbol change follow the Company’s sale of the Nautilus brand trademark assets and related licenses earlier this year as part of its ongoing comprehensive strategic review.

“As BowFlex Inc., we remain committed to our shareholders, our partners, our customers and our employees,” added Aina Konold, Chief Financial Officer. “We are excited for this next chapter and what it means for us as we continue to execute on our North Star strategy.”

About Nautilus, Inc. (The future BowFlex Inc.)

Nautilus, Inc. (NYSE:NLS), which is changing its name to BowFlex Inc., is a global leader in digitally connected home fitness solutions. The Company’s brand family includes Bowflex®, Schwinn®, and JRNY®, its digital fitness platform. With a broad selection of exercise bikes, cardio equipment, and strength training products, we empower healthier living through individualized connected fitness experiences and in doing so, envisions building a healthier world, one person at a time.

Headquartered in Vancouver, Washington, the Company’s products are sold direct to consumer on brand websites and through retail partners and are available throughout the U.S. and internationally. Nautilus, Inc. uses the investor relations page of its website (www.nautilusinc.com/investors) to make information available to its investors and the market.

Forward-Looking Statements
This press release includes forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to the Company’s corporate name change, the Company’s NYSE ticker symbol change, the introduction of new products, and the Company’s anticipated business and financial performance. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause Nautilus, Inc.’s actual expectations to differ materially from these forward-looking statements also include: weaker than expected demand for new or existing products; our ability to timely acquire inventory that meets our quality control standards from sole source foreign manufacturers at acceptable costs; risks associated with current and potential delays, work stoppages, or supply chain disruptions, including shipping delays due to the severe shortage of shipping containers; an inability to pass along or otherwise mitigate the impact of raw material price increases and other cost pressures, including unfavorable currency exchange rates and increased shipping costs; experiencing delays and/or greater than anticipated costs in connection with launch of new products, entry into new markets, or strategic initiatives; our ability to hire and retain key management personnel; changes in consumer fitness trends; changes in the media consumption habits of our target consumers or the effectiveness of our media advertising; a decline in consumer spending due to unfavorable economic conditions; risks related to the impact on our business of the COVID-19 pandemic or similar public health crises; softness in the retail marketplace; availability and timing of capital for financing our strategic initiatives, including being able to raise capital on favorable terms or at all; changes in the financial markets, including changes in credit markets and interest rates that affect our ability to access those markets on favorable terms and the impact of any future impairment. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in our Annual Report on Form 10-K, as supplemented by our quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

Investor Relations:
John Mills
ICR, LLC
646-277-1254
John.Mills@icrinc.com

Media:
John Fread Nautilus, Inc.
360-859-5815
jfread@bowflex.com